Exhibit 99.1

Farmer Bros. Co. Reports Third Quarter Fiscal 2021 Financial Results

NORTHLAKE, Texas, May 6, 2021 (GLOBE NEWSWIRE) - Farmer Bros. Co. (NASDAQ: FARM) (the "Company") today reported financial results for its third fiscal quarter ended March 31, 2021.

Third Quarter Fiscal 2021 Highlights:

Business Update

•Successfully completed key initiatives within its supply chain optimization strategy, including:
◦Doubled capacity at the Northlake, Texas facility;
◦Ended production at the aged Houston, Texas facility; and
◦Opened a new West Coast distribution facility in Rialto, California;
•Negotiated new credit facilities, effectively increasing borrowing capacity and flexibility while lowering overall borrowing cost;
•Achieved notable improvement in March 2021 DSD sales compared to January and February 2021 months; and
•Seeing strongest DSD sales levels since the start of the pandemic with average weekly DSD sales in the month of April 2021 down approximately 27% compared to pre-COVID levels.

Financial Results

•Net sales were $93.2 million, a decrease of $36.0 million, or 27.9%, from the prior year period, primarily due to the impact of COVID-19;
•Gross margin decreased to 25.6% from 29.4% in the prior year period;
◦Continued improvement trend in gross margin each quarter of fiscal 2021;
•Net loss was $13.7 million compared to net loss of $39.8 million in the prior year period; and
•Adjusted EBITDA was a loss of $0.8 million compared to income of $6.6 million in the prior year period.*
•As of March 31, 2021, total debt outstanding was $88.0 million and cash and cash equivalents was $8.5 million compared to $122.0 million and $60.0 million, respectively, as of June 30, 2020.

(*Adjusted EBITDA, a non-GAAP financial measure, is reconciled to its corresponding GAAP measure at the end of this press release.)

Deverl Maserang, President & CEO, commented, “As the nation continues to recover from the pandemic and, more recently, severe weather throughout the Central U.S., relative performance in our more impacted DSD business continues to show improvements from pre-COVID levels. At the same time, we are seeing early benefits from our focus on our five key turnaround strategies, particularly in the form of considerable and scalable network efficiencies that will be seen more fully in our results as sales continue to improve. March results were the best we’ve seen since the pandemic began, and we expect trends will continue to rebound as certain markets begin to more fully open and as certain parts of our business, such as healthcare and lodging, show continued recovery. Additionally, our new credit facility that we executed in April will give us improved borrowing costs and greater ability to leverage our collateral and operational plans, while allowing us to focus more fully on accelerating growth and innovation throughout the organization.”

Third Quarter Fiscal 2021 Results:

Selected Financial Data

The selected financial data presented below under the captions “Income statement data,” “Operating data” and “Other data” summarizes certain performance measures for the three and nine months ended March 31, 2021 and 2020 (unaudited).

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
(In thousands, except per share data)
Income statement data:
Net sales	$93,152	$129,139	$294,993	$420,237
Gross margin	25.6%	29.4%	24.6%	29.2%
Loss from operations	$(10,395)	$(45,169)	$(32,004)	$(29,407)
Net loss	$(13,684)	$(39,777)	$(37,680)	(27,369)
Net loss available to common stockholders per common share—diluted	$(0.78)	$(2.32)	$(2.17)	$(1.62)

Operating data:
Total green Coffee pounds sold	18,026	25,678	60,366	80,995
Sold through DSD	5,336	8,354	15,522	25,625
Sold through Direct Ship	12,690	17,324	44,844	55,370
EBITDA(1)	$(4,800)	$(32,272)	$3,391	$(1,980)
EBITDA Margin(1)	(5.2)%	(25.0)%	1.1%	(0.5)%
Adjusted EBITDA(1)	$(759)	$6,563	$13,207	$18,028
Adjusted EBITDA Margin(1)	(0.8)%	5.1%	4.5%	4.3%

Other data:
Capital expenditures related to maintenance	$2,042	$3,163	$5,783	$10,622
Total capital expenditures	$3,133	$4,107	$12,769	$13,114
Depreciation and amortization expense	$6,883	$7,333	$21,231	$22,544

(1) EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.

Net sales in the third quarter of fiscal 2021 were $93.2 million, a decrease of $36.0 million, or 27.9%, from the prior year same period. The decrease in net sales was driven primarily by lower sales of coffee, beverage and allied products sold through our DSD network due to the COVID-19 pandemic. As local governments across the country ease COVID-19 restrictions, and vaccines are distributed and rolled out successfully, we continue to see improved trends with average weekly sales during the quarter ended March 31, 2021 down 36% compared to pre-COVID levels. Currently, during the month of April 2021, our average weekly DSD sales are down approximately 27% from pre-COVID levels. The largest DSD revenue declines were from restaurants, hotels and casino channels. This still represents significant improvement since the worst effects on our business from COVID-19 in April 2020 when DSD sales were down by approximately 65% to 70%.

Our direct ship sales declined 23% compared to the prior year period due to lower coffee volume related to COVID-19 and the impact of coffee prices for our cost plus customers, partially offset by improved volume from our retail business, key grocery stores under their private labels, and third party e-commerce platforms.

Gross profit in the third quarter of fiscal 2021 was $23.9 million, a decrease of $14.1 million, or 37.1% from the prior year same period, and gross margin decreased to 25.6% from 29.4% compared to the prior year same period. The decrease in gross profit was primarily driven by lower net sales of $36.0 million, partially offset by lower cost of goods sold. The decline in gross margin was primarily driven by COVID-19 and the unfavorable impact it had on our customer mix since our DSD channel has higher margins. The gross margin decline was partially offset by lower freight costs, lower warehouse costs, and lower coffee brewing equipment ("CBE") costs.

Operating expenses in the third quarter of fiscal 2021 decreased $48.8 million to $34.3 million compared to $83.1 million in the prior year same period, and as a percentage of net sales, decreased to 36.8% of net sales compared to 64.4% in the prior year same period. These declines were attributable to a $9.2 million decrease in selling expenses, and the absence of a $42.0 million of goodwill and intangible asset impairments. This was partially offset by a $2.2 million increase in general and administrative expenses and a $0.2 million increase in net losses realized from the sale of assets. The decrease in selling expenses was primarily driven by reductions in headcount, lower fleet and freight costs, lower DSD sales commissions and lower travel expenses. The increase in general and administrative expenses was due to the reversal of the previously accrued employee incentive bonus in the prior year period when the pandemic first impacted our operating results in March 2020, and one-time costs associated with our supply chain optimization initiatives completed this quarter, that were incurred with the exiting of our Houston, Texas facility, and the opening and full ramp-up of our new west coast distribution facility in Rialto, California. Excluding this impact, general and administrative expenses would have declined due to reductions in third party costs and reductions in headcount due to the effects of the COVID-19.

As a result of the foregoing factors, net loss was $13.7 million in the third quarter of fiscal 2021 as compared to net loss of $39.8 million in the prior year same period.

Our capital expenditures for the nine months ended March 31, 2021 were $12.8 million, representing lower maintenance capital spend of $5.8 million, a 45.6% reduction compared to the prior year period, and various capital investment spending of $7.0 million. The spending reductions were driven by several key initiatives put in place, including a focus on refurbished CBE equipment to drive cost savings, and reductions across some capital categories due to additional cost controls implemented during the COVID-19 pandemic. The investment capital was primarily due to key strategic optimization initiatives to increase the capacity at our Northlake, Texas plant, in connection with closure of the Houston, Texas plant, and the opening of a new distribution center in Rialto, California. Each of these projects were completed in the third quarter ended March 31, 2021.

As of March 31, 2021, the outstanding debt on our revolver was $88.0 million, a decrease of $34.0 million since June 30, 2020. Our cash balance decreased to $8.5 million as of March 31, 2021 compared to $60.0 million as of June 30, 2020. These changes resulted from the repayments on our revolver completed under the terms of our amended credit facility in July of 2020. The net decline in our liquidity was due to our investment in inventory, capital expenditures to fund certain key growth initiatives noted above, and pension funding requirements that were previously deferred under the Coronavirus Aid, Relief, and Economic Security Act.

As of April 26, 2021, our total debt was $96.1 million and we had unrestricted cash of $8.2 million and $23.2 million of availability under our new credit facilities. We also had restricted cash on hand of an additional $4.5 million used to collateralize our letters of credit on the old credit facility until we issue the letters of credit on the new credit facility.

Non-GAAP Financial Measures:

EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Non-GAAP Financial Measures section on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures.

Adjusted EBITDA was a loss of $0.8 million in the third quarter of fiscal 2021, as compared to Adjusted EBITDA income of $6.6 million in the prior year period, and Adjusted EBITDA Margin was a loss of 0.8% in the third quarter of fiscal 2020, as compared to Adjusted EBITDA Margin income of 5.1% in the prior year period.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.

Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of $501.3 million in fiscal 2020. The Company’s primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, China Mist® and Boyds®.

Investor Conference Call

Deverl Maserang, Chief Executive Officer, and Scott Drake, Chief Financial Officer, will host an audio-only investor conference call today, May 6, 2021, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review the Company’s financial results for the third fiscal quarter ended March 31, 2021. The Company’s earnings press release will be available on the Company’s website at www.farmerbros.com under “Investor Relations.”

The call will be open to all interested investors through a live audio web broadcast via the Internet at https://edge.media-server.com/mmc/p/oao2bjj2 and at the Company’s website www.farmerbros.com under “Investor Relations.” The call also will be available to investors and analysts by dialing Toll Free: 1-(888) 771-4371. The passcode/ID is 50155357.

The audio-only webcast will be archived for at least 30 days on the Investor Relations section of the Farmer Bros. Co. website, and will be available approximately two hours after the end of the live webcast.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, duration of the disruption to the Company’s business and customers from the COVID-19 pandemic and 2021 severe winter weather, levels of consumer confidence in national and local economic business conditions, the duration and magnitude of the pandemic’s impact on unemployment rates, the success of the Company’s strategy to recover from the effects of the pandemic, the success of the Company's turnaround strategy, the execution of the five key initiatives, the impact of capital improvement projects, the adequacy and availability of capital resources to fund the Company’s existing and planned business operations and the Company’s capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the success of the Company’s adaptation to technology and new commerce channels, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price and interest rate risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this report and other factors described from time to time in our filings with the SEC. The results of operations for the three and nine months ended March 31, 2021 are not necessarily indicative of the results that may be expected for any future period.

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net sales	$93,152	$129,139	$294,993	$420,237
Cost of goods sold	69,274	91,190	222,447	297,662
Gross profit	23,878	37,949	72,546	122,575
Selling expenses	22,767	31,968	71,035	100,488
General and administrative expenses	11,018	8,833	32,334	32,839
Net losses (gains) from sales of assets	488	287	(62)	(23,375)
Impairment of goodwill and intangible assets	—	42,030	—	42,030
Impairment of fixed assets	—	—	1,243	—
Operating expenses	34,273	83,118	104,550	151,982
Loss from operations	(10,395)	(45,169)	(32,004)	(29,407)
Other (expense) income:
Interest expense	(2,993)	(2,478)	(9,174)	(7,885)
Postretirement benefits curtailment and pension settlement charge	—	5,760	—	5,760
Other, net	(356)	1,076	17,283	2,941
Total other (expense) income	(3,349)	4,358	8,109	816
Loss before taxes	(13,744)	(40,811)	(23,895)	(28,591)
Income tax (benefit) expense	(60)	(1,034)	13,785	(1,222)
Net loss	$(13,684)	$(39,777)	$(37,680)	$(27,369)
Less: Cumulative preferred dividends, undeclared and unpaid	144	139	428	414
Net loss available to common stockholders	$(13,828)	$(39,916)	$(38,108)	$(27,783)
Net loss available to common stockholders per common share—basic	$(0.78)	$(2.32)	$(2.17)	$(1.62)
Net loss available to common stockholders per common share—diluted	$(0.78)	$(2.32)	$(2.17)	$(1.62)
Weighted average common shares outstanding—basic	17,756,619	17,230,879	17,569,026	17,161,477
Weighted average common shares outstanding—diluted	17,756,619	17,230,879	17,569,026	17,161,477

FARMER BROS. CO.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	March 31, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$8,474	$60,013
Accounts receivable, net	37,100	40,882
Inventories	75,151	67,408
Income tax receivable	—	831
Short-term derivative assets	1,062	165
Prepaid expenses	8,711	7,414
Assets held for sale	2,521	—
Total current assets	133,019	176,713
Property, plant and equipment, net	154,467	165,633
Intangible assets, net	18,854	20,662
Right-of-use operating lease assets	25,800	21,117
Long-term derivatives assets	—	10
Other assets	8,121	8,564
Total assets	$340,261	$392,699
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	44,610	36,987
Accrued payroll expenses	15,380	9,394
Operating leases liabilities - current	6,036	5,854
Short-term derivative liabilities	1,990	5,255
Other current liabilities	6,384	6,802
Total current liabilities	74,400	64,292
Long-term borrowings under revolving credit facility	88,000	122,000
Accrued pension liabilities	56,682	58,772
Accrued postretirement benefits	10,381	9,993
Accrued workers’ compensation liabilities	3,687	4,569
Operating lease liabilities - noncurrent	19,770	15,628
Other long-term liabilities	5,352	5,532
Total liabilities	$258,272	$280,786
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value, 500,000 shares authorized; Series A Convertible Participating Cumulative Perpetual Preferred Stock, 21,000 shares authorized; 14,700 shares issued and outstanding as of March 31, 2021 and June 30, 2020; liquidation preference of $16,607 and $16,178 as of March 31, 2021 and June 30, 2020, respectively	15	15
Common stock, $1.00 par value, 25,000,000 shares authorized; 17,771,241 and 17,347,774 shares issued and outstanding as of March 31, 2021 and June 30, 2020, respectively	17,771	17,348
Additional paid-in capital	65,170	62,043
Retained earnings	70,428	108,536
Accumulated other comprehensive loss	(71,395)	(76,029)
Total stockholders’ equity	$81,989	$111,913
Total liabilities and stockholders’ equity	$340,261	$392,699

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Nine Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(37,680)	$(27,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,231	22,544
Postretirement and Pension benefits gains	(14,577)	(5,760)
Deferred income taxes	13,472	—
Impairment of goodwill and intangible assets	—	42,030
Impairment of fixed assets	1,243	—
Net gains from sales of assets	(62)	(23,375)
Net (gains) losses on derivative instruments	(2,875)	9,830
Other adjustments	3,124	3,698
Change in operating assets and liabilities:
Accounts receivable	4,210	3,745
Inventories	(7,744)	1,004
Derivative assets/liabilities, net	3,309	(2,472)
Other assets	3,184	1,510
Accounts payable	6,496	(13,194)
Accrued expenses and other	3,181	(4,126)
Net cash (used) provided by operating activities	$(3,488)	$8,065
Cash flows from investing activities:
Purchases of property, plant and equipment	(12,796)	(13,114)
Proceeds from sales of property, plant and equipment	2,009	36,733
Net cash (used) provided in investing activities	$(10,787)	$23,619
Cash flows from financing activities:
Proceeds from revolving credit facility	$27,150	$48,000
Repayments on revolving credit facility	(61,150)	(60,000)
Payments of finance lease obligations	(57)	(40)
Payment of financing costs	(3,207)	(367)
Proceeds from stock option exercises	—	129
Net cash used by financing activities	$(37,264)	$(12,278)
Net (decrease) increase in cash and cash equivalents	$(51,539)	$19,406
Cash and cash equivalents at beginning of period	60,013	6,983
Cash and cash equivalents at end of period	$8,474	$26,389

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (continued)
(In thousands)
	Nine Months Ended March 31,
	2021	2020
Supplemental disclosure of non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$297	$1,130
Non-cash issuance of 401-K common stock	$347	$163
Cumulative preferred dividends, undeclared and unpaid	$428	$414

Non-GAAP Financial Measures

In addition to net (loss) income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:
“EBITDA” is defined as net (loss) income excluding the impact of:
•income taxes;
•interest expense; and
•depreciation and amortization expense.
“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.
“Adjusted EBITDA” is defined as net (loss) income excluding the impact of:
•income taxes;
•interest expense (benefit);
•(loss) income from short-term investments;
•depreciation and amortization expense;
•ESOP and share-based compensation expense;
•non-cash impairment losses;
•non-cash pension withdrawal expense;
•restructuring and other transition expenses;
•severance costs;
•proxy contest-related expenses;
•non-recurring costs associated with the COVID-19 pandemic and 2021 severe winter weather;
•net gains and losses from sales of assets;
•non-cash pension settlements and postretirement benefits curtailment; and
•acquisition, integration and strategic initiative costs.

“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.
For purposes of calculating EBITDA and EBITDA Margin and Adjusted EBITDA and Adjusted EBITDA Margin, we have excluded the impact of interest expense resulting from the adoption of ASU 2017-07, non-cash pretax pension and postretirement benefits resulting from the amendment and termination of certain Farmer Bros. pension and postretirement benefits plans and severance because these items are not reflective of our ongoing operating results.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets.
We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as benchmarks to compare our performance to that of our competitors.
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net loss to EBITDA (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2021	2020	2021	2020
Net (loss) income, as reported	$(13,684)	$(39,777)	$(37,680)	$(27,369)
Income tax (benefit) expense	(60)	(1,034)	13,785	(1,222)
Interest expense (1)	2,061	1,206	6,055	4,067
Depreciation and amortization expense	6,883	7,333	21,231	22,544
EBITDA	$(4,800)	$(32,272)	$3,391	$(1,980)
EBITDA Margin	(5.2)%	(25.0)%	1.1%	(0.5)%
____________
(1) Excludes interest expense related to pension plans and postretirement benefits.
Set forth below is a reconciliation of reported net loss to Adjusted EBITDA (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2021	2020	2021	2020
Net (loss) income, as reported	$(13,684)	$(39,777)	$(37,680)	$(27,369)
Income tax (benefit) expense	(60)	(1,034)	13,785	(1,222)
Interest expense(1)	2,061	1,206	6,055	4,067
Depreciation and amortization expense	6,883	7,333	21,231	22,544
ESOP and share-based compensation expense	1,611	1,418	3,561	3,197
Weather-related event - 2021 severe winter weather	109	—	109	—
Strategic initiatives (2)	1,593	—	3,268	—
Net losses (gains) from sales of other assets	488	287	(62)	(23,375)
Impairment of goodwill and intangible assets	—	42,030	—	42,030
Impairment of fixed assets	—	—	1,243	—
Non-recurring costs associated with the COVID-19 pandemic	40	129	300	129
Proxy contest-related expenses	—	204	—	463
Postretirement benefits curtailment and pension settlement charge	—	(5,760)	—	(5,760)
Severance	200	527	1,397	3,324
Adjusted EBITDA(3)	$(759)	$6,563	$13,207	$18,028
Adjusted EBITDA Margin	(0.8)%	5.1%	4.5%	4.3%
____________
(1) Excludes interest expense related to pension plans and postretirement benefits.
(2) Includes initiatives related to the Houston facility exit and opening of the Rialto distribution center.
(3) Adjusted EBITDA for the three and nine months ended March 31, 2021 includes $7.2 million and $14.4 million, respectively, of higher amortized gains resulting from the curtailment of the postretirement medical plan in March 2020. These higher gains continued until the plan sunset on December 31, 2020. See Note 10, Employee Benefit Plans, of the Notes to Unaudited Condensed Consolidated Financial Statements included in our quarterly ended March 31, 2021, on Form 10-Q for details.

Contact:
Ellipsis
Jeff Majtyka & Kyle King
646-776-0886